EXHIBIT 23.2
                         ESPEY MFG. & ELECTRONICS CORP.
                               Consent of KPMG LLP



            Consent of Independent Registered Public Accounting Firm


The Board of Directors
Espey Mfg. & Electronics Corp.:

We consent to the incorporation by reference in the registration statement (No. 333-128922) on Form S-8 of Espey Mfg. & Electronics Corp. of our report dated August 12, 2005, with respect to the statements of income, changes in stockholders' equity and cash flows of Espey Mfg. & Electronics Corp. for the year ended June 30, 2005, which report appears in the June 30, 2006 annual report on Form 10-KSB of Espey Mfg. & Electronics Corp.

/s/ KPMG LLP

Albany, New York
September 21, 2006


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